Exhibit 99.1

TTEC Announces Second Quarter 2023

Financial Results

Second Quarter 2023

Revenue was $600.4 Million

Operating Income was $31.3 Million or 5.2 Percent of Revenue

($50.6 Million or 8.4 Percent of Revenue Non-GAAP)

Net Income was $3.8 Million or 0.6 Percent of Revenue

($25.9 Million or 4.3 Percent of Revenue Non-GAAP)

Adjusted EBITDA was $67.2 Million or 11.2 Percent of Revenue

Fully Diluted EPS was $0.08 ($0.55 Non-GAAP)

Reiterates Outlook for Full Year 2023

DENVER, August 3, 2023 – TTEC Holdings, Inc. (NASDAQ:TTEC), a leading global CX (customer experience) technology and services innovator for AI-enabled CX with solutions from TTEC Engage and TTEC Digital, announced today financial results for the second quarter ended June 30, 2023.

“We delivered on our top priorities this quarter and exceeded the mid-point of our communicated financial guidance," commented Ken Tuchman, Chairman and chief executive officer of TTEC. “We made meaningful progress in TTEC Engage by further expanding our geographic footprint and language capabilities as well as continuing to grow our client portfolio with a focus on resilient verticals, including financial services, healthcare and public sector. In TTEC Digital, we expanded our strategic CX technology partnerships, launched new and innovative AI-related offerings, and continued to accelerate our pace of cloud migrations for clients. While it is early in the adoption of Generative AI for CX, we are actively working with our clients and CX technology partners on exciting pilots using private large language models, augmentation solutions for contact center associates, knowledge management solutions for AI-enablement, and advanced CX analytics.”

Tuchman continued, “We enter the second half of the year with a healthy sales funnel and backlog. Recognizing that some of our clients are cautious in light of difficult to predict consumer demand, we maintain a prudent outlook for the remainder of the year. We have a high level of confidence in the factors we control and will remain agile and adapt to market conditions as they evolve.”

SECOND QUARTER 2023 FINANCIAL HIGHLIGHTS

Revenue

•	Second quarter 2023 GAAP revenue decreased 0.6 percent to $600.4 million compared to $604.3 million in the prior year period.

•	Foreign exchange had a $1.2 million negative impact on revenue in the second quarter of 2023.

Investor Relations Contact Paul Miller +1.303.397.8641	Address 6312 S Fiddler’s Green Circle, 100N Greenwood Village, CO 80111	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

Income from Operations

•	Second quarter 2023 GAAP income from operations was $31.3 million, or 5.2 percent of revenue, compared to $35.9 million, or 5.9 percent of revenue in the prior year period.

•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $50.6 million, or 8.4 percent of revenue, compared to $61.2 million, or 10.1 percent for the prior year period.

•	Foreign exchange had a $1.4 million positive impact on Non-GAAP income from operations in the second quarter of 2023.

Adjusted EBITDA

•	Second quarter 2023 Non-GAAP Adjusted EBITDA was $67.2 million, or 11.2 percent of revenue, compared to $80.6 million, or 13.3 percent of revenue in the prior year period.

Earnings Per Share

•	Second quarter 2023 GAAP fully diluted earnings per share was $0.08 compared to $0.61 for the same period last year.

•	Non-GAAP fully diluted earnings per share was $0.55 compared to $0.93 in the prior year period.

CASH FLOW AND BALANCE SHEET FUND INVESTMENTS AND DIVIDENDS

•	Cash flow from operations in the second quarter 2023 was $95.9 million compared to $77.6 million for the second quarter 2022.

•	Capital expenditures in the second quarter 2023 were $19.3 million compared to $19.1 million for the second quarter 2022.

•	As of June 30, 2023, TTEC had cash and cash equivalents of $114.8 million and debt of $919.0 million, resulting in a net debt position of $804.2 million. This compares to a net debt position of $771.5 million for the same period 2022. The increase in net debt is primarily attributable to capital distributions and acquisition-related investments, partially offset by positive cash flow from operations.

•	As of June 30, 2023, TTEC’s remaining borrowing capacity under its revolving credit facility was approximately $265 million compared to $425 million for the same period 2022.

•	TTEC paid a $0.52 per share, or $24.6 million, semi-annual dividend on April 20, 2023 to shareholders of record on March 31, 2023. This dividend is unchanged over the October 2022 dividend and a 4.0 percent increase over the April 2022 dividend.

Investor Relations Contact Paul Miller +1.303.397.8641	Address 6312 S Fiddler’s Green Circle, 100N Greenwood Village, CO 80111	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following two business segments: TTEC Digital (Digital) and TTEC Engage (Engage). Financial highlights for the two segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	Second quarter 2023 GAAP revenue for TTEC Digital increased 2.8 percent to $117.6 million from $114.4 million for the year ago period. Income from operations was $7.2 million or 6.1 percent of revenue compared to operating income of $10.8 million or 9.4 percent of revenue for the prior year period.

•	Non-GAAP income from operations was $14.7 million, or 12.5 percent of revenue compared to operating income of $16.9 million or 14.8 percent of revenue in the prior year period.

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud mitigation services

•	Second quarter 2023 GAAP revenue for TTEC Engage decreased 1.4 percent to $482.8 million from $489.8 million for the year ago period. Income from operations was $24.1 million or 5.0 percent of revenue compared to operating income of $25.1 million, or 5.1 percent of revenue for the prior year period.

•	Non-GAAP income from operations was $35.9 million, or 7.4 percent of revenue, compared to operating income of $44.2 million, or 9.0 percent of revenue in the prior year period.

•	Foreign exchange had a $0.8 million negative impact on revenue and $1.5 million positive impact on Non-GAAP income from operations.

BUSINESS OUTLOOK

“We are pleased with our execution and second quarter financial results, in-line with our plan and above the mid-point of our revenue and profit guidance range,” commented Francois Bourret, Interim Chief Financial Officer of TTEC. “In the second quarter, we prioritized investments around our CX technology capabilities and global delivery footprint expansion, while maintaining a company-wide agile cost structure.”

Bourret continued, “Looking at the remainder of 2023, we continue to operate in a dynamic environment where consumers and organizations are taking a cautious approach to their spending priorities. This is impacting select clients’ level of confidence, which may impact volumes as well as timing to commit to CX technology investments for the second half of the year. We remain focused on our execution and are re-affirming the mid-point of our full-year 2023 revenue and profit guidance range.”

Investor Relations Contact Paul Miller +1.303.397.8641	Address 6312 S Fiddler’s Green Circle, 100N Greenwood Village, CO 80111	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

TTEC Full Year 2023 Outlook
	Third Quarter 2023 Guidance	Third Quarter 2023 Mid-Point	Full Year 2023 Guidance	Full Year 2023 Mid-Point
Revenue	$593M — $613M	$603M	$2,470M — $2,530M	$2,500M
Non-GAAP adjusted EBITDA	$60M — $66M	$63M	$290M — $310M	$300M
Non-GAAP adjusted EBITDA margins	10.1% — 10.7%	10.4%	11.7% — 12.3%	12.0%
Non-GAAP operating income	$44M — $50M	$47M	$221M — $241M	$231M
Non-GAAP operating income margins	7.4% — 8.1%	7.8%	9.0% — 9.5%	9.3%
Interest expense, net	($18M) — ($20M)	($19M)	($74M) — ($76M)	($75M)
Non-GAAP adjusted tax rate	24% — 26%	25%	24% — 26%	25%
Diluted share count	47.3M — 47.5M	47.4M	47.3M — 47.5M	47.4M
Non-GAAP earnings per a share	$0.38 — $0.47	$0.43	$2.38 — $2.70	$2.54

Engage Full Year 2023 outlook
	Third Quarter 2023 Guidance	Third Quarter 2023 Mid-Point	Full Year 2023 Guidance	Full Year 2023 Mid-Point
Revenue	$469M — $481M	$475M	$1,980M — $2,020M	$2,000M
Non-GAAP adjusted EBITDA	$42M — $46M	$44M	$221M — $235M	$228M
Non-GAAP adjusted EBITDA margins	9.0% — 9.6%	9.3%	11.2% — 11.6%	11.4%
Non-GAAP operating income	$30M — $34M	$32M	$164M — $178M	$171M
Non-GAAP operating income margins	6.3% — 7.0%	6.7%	8.3% — 8.8%	8.6%

Digital Full Year 2023 outlook
	Third Quarter 2023 Guidance	Third Quarter 2023 Mid-Point	Full Year 2023 Guidance	Full Year 2023 Mid-Point
Revenue	$124M — $132M	$128M	$490M — $510M	$500M
Non-GAAP adjusted EBITDA	$17M — $19M	$18M	$69M — $75M	$72M
Non-GAAP adjusted EBITDA margins	14.0% — 14.7%	14.3%	14.1% — 14.7%	14.4%
Non-GAAP operating income	$14M — $16M	$15M	$57M — $63M	$60M
Non-GAAP operating income margins	11.5% — 12.3%	11.9%	11.7% — 12.4%	12.1%

The Company has not quantitatively reconciled its guidance for Non-GAAP operating income, Non-GAAP operating income margins, Non-GAAP adjusted EBITDA, Non-GAAP adjusted EBITDA margins, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including restructuring and impairment charges, cybersecurity incident-related costs, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income, operating income margins, net income margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s 2023 financial results as reported under GAAP.

Investor Relations Contact Paul Miller +1.303.397.8641	Address 6312 S Fiddler’s Green Circle, 100N Greenwood Village, CO 80111	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

ABOUT TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is a leading global CX (customer experience) technology and services innovator for AI-enabled digital CX solutions. The Company delivers leading CX technology and operational CX orchestration at scale through its proprietary cloud-based CXaaS (Customer Experience as a Service) platform.  Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next gen digital and cognitive technology, the Company’s Digital business designs, builds, and operates omnichannel contact center technology, conversational messaging, CRM, automation (AI / ML and RPA), and analytics solutions.  The Company’s Engage business delivers digital customer engagement, customer acquisition and growth, content moderation, fraud prevention, and data annotation solutions. Founded in 1982, the Company’s singular obsession with CX excellence has earned it leading client NPS scores across the globe. The Company's 63,900 employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com

Investor Relations Contact Paul Miller +1.303.397.8641	Address 6312 S Fiddler’s Green Circle, 100N Greenwood Village, CO 80111	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. In this release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties, and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov.  Important factors that could cause our actual results to differ materially from those indicated in the forward looking statements include, among others: the risks related to our business operations and strategy in a competitive market; our ability to innovate and introduce disruptive technologies that would allow us to maintain and grow our market share (e.g., effective adoption of artificial intelligence into our solutions); risks that may arise in connection with events outside of our control (macroeconomic conditions, geopolitical tensions, outbreaks of infectious diseases); risks inherent in a disruption and cybersecurity of our information technology systems, including cybersecurity criminal activity, which can impact our ability to consistently deliver uninterrupted service to our clients or unauthorized access to data, any of which may result in government investigations and enforcement actions, and private legal actions; risks inherent in the delivery of services by employees working from home; our ability to attract and retain qualified personnel at a price point that we can afford and our clients are willing to pay; our M&A activity, including our ability to properly integrate acquired businesses; our reliance on a relatively small number of TTEC Engage clients to generate the majority of our revenue and our reliance on technology partners to generate a large portion of TTEC Digital’s revenue; the changes in laws and regulations that impact our and our clients’ businesses, including the rapidly changing data privacy and data protection laws, healthcare business regulations, financial and public sector specific regulations; the cost of labor and data privacy litigation and other class action litigation; the risks related to our international operations including the stress that geographic expansion may have on our business, the impact if we are unable to expand geographically to meet our clients’ demand; and risks inherent in our equity structure including our controlling shareholder risk, and Delaware choice of dispute resolution risks.

Our forward-looking statements speak only as of the date that this release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct.

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Investor Relations Contact Paul Miller +1.303.397.8641	Address 6312 S Fiddler’s Green Circle, 100N Greenwood Village, CO 80111	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue	$600,394	$604,250	$1,233,680	$1,192,976

Operating Expenses:
Cost of services	464,686	463,510	947,364	910,725
Selling, general and administrative	75,338	66,766	149,348	131,605
Depreciation and amortization	24,946	26,314	50,773	52,944
Restructuring charges, net	1,474	2,528	3,527	3,148
Impairment losses	2,652	9,248	6,959	10,360
Total operating expenses	569,096	568,366	1,157,971	1,108,782

Income From Operations	31,298	35,884	75,709	84,194

Other income (expense), net	(21,439)	188	(37,011)	(2,118)

Income Before Income Taxes	9,859	36,072	38,698	82,076

Provision for income taxes	(6,102)	(7,274)	(14,024)	(15,308)

Net Income	3,757	28,798	24,674	66,768

Net income attributable to noncontrolling interest	(2,546)	(3,564)	(4,816)	(8,130)

Net Income Attributable to TTEC Stockholders	$1,211	$25,234	$19,858	$58,638

Net Income Per Share

Basic	$0.08	$0.61	$0.52	$1.42

Diluted	$0.08	$0.61	$0.52	$1.41

Net Income Per Share Attributable to TTEC Stockholders

Basic	$0.03	$0.54	$0.42	$1.25

Diluted	$0.03	$0.53	$0.42	$1.24

Income From Operations Margin	5.2%	5.9%	6.1%	7.1%
Net Income Margin	0.6%	4.8%	2.0%	5.6%
Net Income Attributable to TTEC Stockholders Margin	0.2%	4.2%	1.6%	4.9%
Effective Tax Rate	61.9%	20.2%	36.2%	18.7%

Weighted Average Shares Outstanding
Basic	47,264	47,047	47,249	47,026
Diluted	47,453	47,383	47,417	47,381

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue:
TTEC Digital	$117,585	$114,433	$234,512	$225,847
TTEC Engage	482,809	489,817	999,168	967,129
Total	$600,394	$604,250	$1,233,680	$1,192,976

Income From Operations:
TTEC Digital	$7,154	$10,751	$7,939	$16,956
TTEC Engage	24,144	25,133	67,770	67,238
Total	$31,298	$35,884	$75,709	$84,194

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$114,776	$153,435
Accounts receivable, net	402,664	417,637
Other current assets	203,697	178,898
Total current assets	721,137	749,970

Property and equipment, net	189,049	183,360
Operating lease assets	111,764	92,431
Goodwill	808,613	807,845
Other intangibles assets, net	216,168	233,909
Other assets	124,578	86,447

Total assets	$2,171,309	$2,153,962

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$84,335	$93,937
Accrued employee compensation and benefits	149,919	145,096
Deferred revenue	91,757	87,846
Current operating lease liabilities	35,620	35,271
Other current liabilities	89,607	49,214
Total current liabilities	451,238	411,364

Long-term liabilities:
Line of credit	915,000	960,000
Non-current operating lease liabilities	89,388	69,575
Other long-term liabilities	74,144	79,273
Total long-term liabilities	1,078,532	1,108,848

Redeemable noncontrolling interest	3,997	55,645

Equity:
Common stock	473	472
Additional Paid in Capital	396,444	367,673
Treasury stock	(592,306)	(593,164)
Accumulated other comprehensive income (loss)	(90,463)	(126,301)
Retained earnings	906,518	911,233
Noncontrolling interest	16,876	18,192
Total equity	637,542	578,105

Total liabilities and equity	$2,171,309	$2,153,962

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six months ended	Six months ended
	June 30,	June 30,
	2023	2022
Cash flows from operating activities:
Net income	$24,674	$66,768
Adjustment to reconcile net income to net cash provided by operating activities :
Depreciation and amortization	50,773	52,944
Amortization of contract acquisition costs	1,158	1,063
Amortization of debt issuance costs	534	500
Imputed interest expense and fair value adjustments to contingent consideration	6,762	-
Provision for credit losses	1,704	198
Loss on disposal of assets	856	1,116
Impairment losses	6,959	10,360
Loss on dissolution of subsidiary	301	-
Deferred income taxes	(10,390)	(9,161)
Excess tax benefit from equity-based awards	243	(913)
Equity-based compensation expense	9,802	7,882
Loss / (gain) on foreign currency derivatives	247	224
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	14,645	(38,271)
Prepaids and other assets	20,324	35,866
Accounts payable and accrued expenses	43,429	21,041
Deferred revenue and other liabilities	(27,072)	(58,345)
Net cash provided by operating activities	144,949	91,272

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	28	102
Purchases of property, plant and equipment	(32,954)	(35,790)
Acquisitions	-	(142,420)
Net cash used in investing activities	(32,926)	(178,108)

Cash flows from financing activities:
Net proceeds / (borrowings) from line of credit	(45,000)	139,000
Payments on other debt	(1,217)	(1,877)
Payments of contingent consideration and hold back payments to acquisitions	(37,676)	(9,600)
Dividends paid to shareholders	(24,572)	(23,518)
Payments to noncontrolling interest	(5,887)	(7,219)
Tax payments related to the issuance of restricted stock units	(629)	(3,065)
Net cash (used in) / provided by financing activities	(114,981)	93,721

Effect of exchange rate changes on cash and cash equivalents and restricted cash	1,275	(12,350)

Increase in cash, cash equivalents and restricted cash	(1,683)	(5,465)
Cash, cash equivalents and restricted cash, beginning of period	167,064	180,682
Cash, cash equivalents and restricted cash, end of period	$165,381	$175,217

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue	$600,394	$604,250	$1,233,680	$1,192,976

Reconciliation of Non-GAAP Income from Operations and EBITDA:

Income from Operations	$31,298	$35,884	$75,709	$84,194
Restructuring charges, net	1,474	2,528	3,527	3,148
Impairment losses	2,652	9,248	6,959	10,360
Cybersecurity incident related impact, net of insurance recovery	26	(167)	(3,210)	3,669
Grant income for pandemic relief	40	-	40	-
Change in acquisition related obligation	483	-	483	-
Equity-based compensation expenses	5,648	4,143	9,802	7,882
Amortization of purchased intangibles	9,007	9,554	18,010	19,090

Non-GAAP Income from Operations	$50,628	$61,190	$111,320	$128,343

Non-GAAP Income from Operations Margin	8.4%	10.1%	9.0%	10.8%

Depreciation and amortization	15,939	16,760	32,763	33,854
Changes in acquisition contingent consideration	3,584	-	6,762	-
Change in escrow balance related to acquisition	-	-	625	-
Loss on dissolution of subsidiary	-	-	301	-
Foreign exchange loss / (gain), net	578	(3,473)	1,212	(4,516)
Other Income (expense), net	(3,574)	6,111	(2,919)	7,371

Adjusted EBITDA	$67,155	$80,588	$150,064	$165,052

Adjusted EBITDA Margin	11.2%	13.3%	12.2%	13.8%

Reconciliation of Non-GAAP EPS:

Net Income	$3,757	$28,798	$24,674	$66,768
Add: Asset impairment and restructuring charges	4,126	11,776	10,486	13,508
Add: Equity-based compensation expenses	5,648	4,143	9,802	7,882
Add: Amortization of purchased intangibles	9,007	9,554	18,010	19,090
Add: Cybersecurity incident related impact, net of insurance recovery	26	(167)	(3,210)	3,669
Add: Grant income for pandemic relief	40	-	40	-
Add: Change in acquisition related obligation	483	-	483	-
Add: Changes in acquisition contingent consideration	3,584	-	6,762	-
Add: Changes in escrow balance related to acquisition	-	-	625	-
Add: Loss on dissolution of subsidiary	-	-	301	-
Add: Foreign exchange loss / (gain), net	578	(3,473)	1,212	(4,516)
Less: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(1,349)	(6,782)	(6,384)	(12,176)

Non-GAAP Net Income	$25,900	$43,849	$62,801	$94,225

Diluted shares outstanding	47,453	47,383	47,417	47,381

Non-GAAP EPS	$0.55	$0.93	$1.32	$1.99

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$3,757	$28,798	$24,674	$66,768
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,946	26,314	50,773	52,944
Other	67,188	22,474	69,502	(28,440)
Net cash provided by operating activities	95,891	77,586	144,949	91,272

Less - Total Cash Capital Expenditures	19,285	19,099	32,954	35,790

Free Cash Flow	$76,606	$58,487	$111,995	$55,482

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

Reconciliation of Non-GAAP Income from Operations and Adjusted EBITDA by Segment :

	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital
	Q2 23	Q2 22	Q2 23	Q2 22	YTD 23	YTD 22	YTD 23	YTD 22
Income from Operations	$24,144	$25,133	$7,154	$10,751	$67,770	$67,238	$7,939	$16,956
Restructuring charges, net	801	2,415	673	113	1,793	3,035	1,734	113
Impairment losses	2,652	9,248	-	-	4,105	10,360	2,854	-
Cybersecurity incident related impact, net of insurance recovery	26	(167)	-	-	(3,210)	3,669	-	-
Grant income for pandemic relief	40	-	-	-	40	-	-	-
Change in acquisition related obligation	-	-	483	-	-	-	483	-
Equity-based compensation expenses	3,596	2,834	2,052	1,309	6,272	5,286	3,530	2,596
Amortization of purchased intangibles	4,652	4,784	4,355	4,770	9,302	7,999	8,708	11,091

Non-GAAP Income from Operations	$35,911	$44,247	$14,717	$16,943	$86,072	$97,587	$25,248	$30,756

Depreciation and amortization	13,572	13,696	2,367	3,064	27,888	27,700	4,875	6,154
Changes in acquisition contingent consideration	3,584	-	-	-	6,762	-	-	-
Change in escrow balance related to acquisition	-	-	-	-	625	-	-	-
Loss on dissolution of subsidiary	-	-	-	-	301	-	-	-
Foreign exchange loss / (gain), net	411	(3,105)	167	(368)	1,112	(4,082)	100	(434)
Other Income (expense), net	(3,422)	5,776	(152)	335	(2,910)	7,094	(9)	277

Adjusted EBITDA	$50,056	$60,614	$17,099	$19,974	$119,850	$128,299	$30,214	$36,753